Archrock Reports Second Quarter 2021 Results

HOUSTON, July 29, 2021 - Archrock, Inc. (NYSE: AROC) (“Archrock”) today reported results for the second quarter of 2021.

Second Quarter 2021 Financial Results

●	Revenue for the second quarter of 2021 was $195.6 million compared to $220.3 million in the second quarter of 2020.
●	Net income for the second quarter of 2021 was $8.8 million compared to a net loss of $30.4 million in the second quarter of 2020.
●	Adjusted EBITDA (a non-GAAP measure defined below) for the second quarter of 2021 was $87.0 million compared to $100.5 million in the second quarter of 2020.
●	Previously declared quarterly dividend of $0.145 per common share for the second quarter of 2021 resulted in dividend coverage of 1.9x.
●	Net cash provided by operating activities for the second quarter of 2021 was $49.1 million and free cash flow after dividend (a non-GAAP measure defined below) was $9.3 million.
●	Leverage ratio was 4.25x compared to 4.1x as of June 30, 2020.
●	Tightened 2021 Adjusted EBITDA guidance range to $340 million to $355 million.

Archrock’s second quarter 2021 net income of $8.8 million included a pre-tax non-cash long-lived and other asset impairment of $3.0 million and pre-tax restructuring costs totaling $743,000. Archrock’s second quarter 2020 net loss of $30.4 million included several pre-tax items, including a non-cash long-lived asset impairment of $55.2 million, a debt extinguishment loss of $4.0 million and restructuring costs totaling $2.4 million. In addition, the company recorded a non-cash income tax benefit of $8.1 million during the second quarter of 2020.

Adjusted EBITDA for the second quarter of 2021 of $87.0 million included $3.1 million in net gains related to the sale of compression and other assets. Adjusted EBITDA for the second quarter of 2020 of $100.5 million included $2.2 million in net losses related to the sale of compression and other assets.

Management Commentary and Outlook

“With our fleet of large horsepower assets, solid operational performance and continued financial discipline, Archrock delivered meaningful free cash flow during the first half of 2021,” said Brad Childers, Archrock’s President and Chief Executive Officer. “In addition, as part of our ongoing strategy to high-grade our fleet and pull forward earnings and cash flow from non-core assets, we have divested 279,000 horsepower year to date, including 108,000 horsepower during the third quarter of 2021. The proceeds from these asset sales and strong operational execution have accelerated our 2021 targeted debt reduction from an expected $100 million to $150 million or more.

“We expected 2021 to be a transition year as the current cycle turns from contraction to expansion. For our contract operations segment, we captured our highest level of horsepower bookings since the second quarter of 2019 and our initial budget discussions with customers indicate that this booking momentum will continue building into next year.  As our customers enter growth mode, we expect our production-oriented infrastructure business to lag, as in past cycles, and our participation in the upcycle to materialize during 2022.

“Beyond the emerging cyclical recovery, positive long-term fundamentals for the compression business remain in place. Over the past several years we have worked to build a platform that will profitably support the consistent, though relatively modest, growth in demand for natural gas compression forecasted ahead. We’ve modernized our fleet, invested in technology and enhanced our focus on ESG performance and disclosure.  As we leverage our natural gas-focused business through energy transition, we remain committed to driving shareholder returns and value well into the future,” concluded Childers.

Contract Operations

For the second quarter of 2021, contract operations segment revenue totaled $163.9 million compared to $187.9 million in the second quarter of 2020. Gross margin was $102.5 million, compared to $124.6 million in the second quarter of 2020. This reflected a gross margin percentage of 63%, compared to 66% in the prior year quarter. Total operating horsepower at the end of the second quarter of 2021 was 3.3 million, compared to 3.6 million at the end of the prior year quarter, and reflected the sale of 69,000 active horsepower as part of our ongoing fleet high-grading initiative. Utilization at the end of the second quarter of 2021 was 82%, compared to 86% at the end of the second quarter of 2020.

Aftermarket Services

For the second quarter of 2021, aftermarket services segment revenue totaled $31.8 million, compared to $32.4 million in the second quarter of 2020, primarily the result of the July 2020 disposition of our turbocharger business. Gross margin of $4.3 million was up from $3.7 million in the second quarter of 2020. Gross margin percentage of 13% increased from 11% in the prior year quarter.

Balance Sheet

Long-term debt was $1.6 billion at June 30, 2021, reflecting net debt repayment of $7.0 million during the second quarter of 2021. Our leverage ratio was 4.25x, compared to 4.1x as of June 30, 2020. Our available liquidity totaled $421.0 million as of June 30, 2021.

Quarterly Dividend

Our Board of Directors recently declared a quarterly dividend of $0.145 per share of common stock, or $0.58 per share on an annualized basis, resulting in dividend coverage in the second quarter of 2021 of 1.9x. The dividend will be paid on August 16, 2021 to stockholders of record at the close of business on August 9, 2021.

2021 Annual Guidance

Archrock is providing updated 2021 annual guidance as listed below. All figures are in thousands, except percentages and ratios:

	Full Year 2021 Guidance
	Low	High
Net income (1)	$19,000	$34,000
Adjusted EBITDA (2)	340,000	355,000
Cash available for dividend (3)(4)	193,000	202,000

Segment
Contract operations revenue	$635,000	$645,000
Contract operations gross margin percentage	61.0%	62.0%
Aftermarket services revenue	$130,000	$135,000
Aftermarket services gross margin percentage	13.5%	14.5%

Selling, general and administrative	$110,000	$108,000

Capital expenditures
Growth capital expenditures	$30,000	$50,000
Maintenance capital expenditures	40,000	45,000
Other capital expenditures	10,000	11,000

(1)	2021 annual guidance for net income includes $10.0 million of long-lived and other asset impairments and $1.6 million of restructuring charges as of June 30, 2021, but does not include the impact of any such future costs, because due to their nature, they cannot be accurately forecasted. Such costs do not impact Adjusted EBITDA or cash available for dividend, however they are reconciling items between these measures and net income. Long-lived and other asset impairment for our full years 2020 and 2019 was $79.6 million and $44.7 million, respectively.
(2)	Management believes Adjusted EBITDA provides useful information to investors because this non-GAAP measure, when viewed with our GAAP results and accompanying reconciliations, provides a more complete understanding of our performance than GAAP results alone. Management uses this non-GAAP measure as a supplemental measure to review current period operating performance, comparability measure and performance measure for period-to-period comparisons.
(3)	Management uses cash available for dividend as a supplemental performance measure to compute the coverage ratio of estimated cash flows to planned dividends.
(4)	A forward-looking estimate of cash provided by operating activities is not provided because certain items necessary to estimate cash provided by operating activities, including changes in assets and liabilities, are not estimable at this time. Changes in assets and liabilities were $19.1 million and $10.4 million for our full years 2020 and 2019, respectively.

Summary Metrics

(in thousands, except percentages, per share amounts and ratios)

	Three Months Ended
	June 30,		March 31,		June 30,
	2021		2021		2020
Net income (loss)	$8,752		$4,169		$(30,381)
Adjusted EBITDA	$87,045		$97,914		$100,509

Contract operations revenue	$163,865		$166,034		$187,949
Contract operations gross margin	$102,478		$104,669		$124,559
Contract operations gross margin percentage	63%		63%		66%

Aftermarket services revenue	$31,750		$29,397		$32,367
Aftermarket services gross margin	$4,260		$3,614		$3,681
Aftermarket services gross margin percentage	13%		12%		11%

Selling, general, and administrative	$26,077		$25,084		$28,745

Cash available for dividend	$42,446		$61,719		$58,036
Cash available for dividend coverage	1.9	x	2.8	x	2.6	x

Free cash flow	$31,678		$94,073		$29,398
Free cash flow after dividend	$9,347		$71,918		$7,222

Total available horsepower (at period end)	4,041		4,067		4,203
Total operating horsepower (at period end)	3,295		3,329		3,613
Horsepower utilization spot (at period end)	82%		82%		86%

Conference Call Details

Archrock will host a conference call on Friday, July 30, 2021, to discuss second quarter 2021 financial results. The call will begin at 10:00 a.m. Eastern Time.

To listen to the call via a live webcast, please visit Archrock’s website at www.archrock.com. The call will also be available by dialing 1-833-989-2934 in the United States and Canada or 1-587-505-2692 for international calls. The access code is 2169081.

A replay of the webcast will be available on Archrock’s website for 90 days following the event.

*****

Adjusted EBITDA, a non-GAAP measure, is defined as net income (loss) excluding interest expense, income taxes, depreciation and amortization, long-lived and other asset impairment, goodwill impairment, restructuring charges, debt extinguishment loss, non-cash stock-based compensation expense, indemnification income (expense), net and other items. A reconciliation of Adjusted EBITDA to net income (loss), the most directly comparable GAAP measure, and a reconciliation of our updated full year 2021 Adjusted EBITDA guidance to net income (loss) appear below.

Gross margin, a non-GAAP measure, is defined as revenue less cost of sales (excluding depreciation and amortization). Gross margin percentage is defined as gross margin divided by revenue. A reconciliation of gross margin to net income (loss), the most directly comparable GAAP measure, appears below.

Cash available for dividend, a non-GAAP measure, is defined as net income (loss) excluding interest expense, income taxes, depreciation and amortization, long-lived and other asset impairment, goodwill impairment, restructuring charges, debt extinguishment loss, non-cash stock-based compensation expense, indemnification income (expense), net and other items, less maintenance capital expenditures, other capital expenditures, cash taxes and cash interest expense. Reconciliations of cash available for dividend to net income (loss) and net cash provided by operating activities, the most directly comparable GAAP measures, and a reconciliation of our updated full year 2021 cash available for dividend guidance to net income (loss) appear below.

Free cash flow, a non-GAAP measure, is defined as net cash provided by operating activities plus net cash provided by (used in) investing activities. A reconciliation of free cash flow to net cash provided by operating activities, the most directly comparable GAAP measure, appears below.

Free cash flow after dividend, a non-GAAP measure, is defined as net cash provided by operating activities plus net cash provided by (used in) investing activities less dividends paid to stockholders. A reconciliation of free cash flow after dividend to net cash provided by operating activities, the most directly comparable GAAP measure, appears below.

About Archrock

Archrock is an energy infrastructure company with a pure-play focus on midstream natural gas compression. Archrock is the leading provider of natural gas compression services to customers in the oil and natural gas industry throughout the U.S. and a leading supplier of aftermarket services to customers that own compression equipment in the U.S. Archrock is headquartered in Houston, Texas. For more information, please visit www.archrock.com.

Forward-Looking Statements

All statements in this release (and oral statements made regarding the subjects of this release) other than historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors that could cause actual results to differ materially from such statements, many of which are outside the control of Archrock, Inc. Forward-looking information includes, but is not limited to statements regarding: the effects of the COVID-19 pandemic on our business, operations, customers and financial conditions; guidance or estimates related to Archrock’s results of operations or of financial condition; fundamentals of Archrock’s industry, including the attractiveness of returns and valuation, stability of cash flows, demand dynamics and overall outlook, and Archrock’s ability to realize the benefits thereof; Archrock’s expectations regarding future economic and market conditions and trends; Archrock’s operational and financial strategies, including planned growth, coverage and leverage reduction strategies, Archrock’s ability to successfully effect those strategies and the expected results therefrom; Archrock’s financial and operational outlook; demand and growth opportunities for Archrock’s services; structural and process improvement initiatives, the expected timing thereof, Archrock’s ability to successfully effect those initiatives and the expected results therefrom; the operational and financial synergies provided by Archrock’s size; and statements regarding Archrock’s dividend policy.

While Archrock believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business. The factors that could cause results to differ materially from those indicated by such forward-looking statements include, but are not limited to: changes in customer, employee or supplier relationships; local, regional and national economic and financial market conditions and the impact they may have on Archrock and its customers; changes in tax laws; conditions in the oil and gas industry, including a sustained decrease in the level of supply or demand for oil or natural gas or a sustained decrease in the price of oil or natural gas; changes in economic conditions in key operating markets; impacts of world events, including the COVID-19 pandemic; the financial condition of Archrock’s customers; the failure of any customer to perform its contractual obligations; changes in safety, health, environmental and other regulations; and the effectiveness of Archrock’s control environment, including the identification of control deficiencies.

These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in Archrock’s Annual Report on Form 10-K for the year ended December 31, 2020, Archrock’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021 and June 30, 2021, and those set forth from time to time in Archrock’s filings with the Securities and Exchange Commission, which are available at www.archrock.com. Except as required by law, Archrock expressly disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.

SOURCE: Archrock, Inc.

For information, contact:

Megan Repine

VP of Investor Relations

281-836-8360

investor.relations@archrock.com

ARCHROCK, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three Months Ended
	June 30,	March 31,	June 30,
	2021	2021	2020
Revenue:
Contract operations	$163,865	$166,034	$187,949
Aftermarket services	31,750	29,397	32,367
Total revenue	195,615	195,431	220,316
Cost of sales (excluding depreciation and amortization):
Contract operations	61,387	61,365	63,390
Aftermarket services	27,490	25,783	28,686
Total cost of sales (excluding depreciation and amortization)	88,877	87,148	92,076
Selling, general and administrative	26,077	25,084	28,745
Depreciation and amortization	44,193	45,712	48,849
Long-lived and other asset impairment	2,960	7,073	55,210
Restructuring charges	743	897	2,408
Interest expense	25,958	31,245	25,778
Debt extinguishment loss	—	—	3,971
(Gain) loss on sale of assets, net	(3,124)	(11,032)	2,189
Other income, net	(82)	(1,889)	(438)
Income (loss) before income taxes	10,013	11,193	(38,472)
Provision for (benefit from) income taxes	1,261	7,024	(8,091)
Net income (loss)	$8,752	$4,169	$(30,381)

Basic and diluted net income (loss) per common share (1)	$0.06	$0.03	$(0.20)

Weighted average common shares outstanding:
Basic	152,033	151,425	150,743
Diluted	152,203	151,578	150,743

(1)	Basic and diluted net income (loss) per common share is computed using the two-class method to determine the net income (loss) per share for each class of common stock and participating security (restricted stock and stock-settled restricted stock units that have non-forfeitable rights to receive dividends or dividend equivalents) according to dividends declared and participation rights in undistributed earnings. Accordingly, we have excluded net income attributable to participating securities from our calculation of basic and diluted net income (loss) per common share.

ARCHROCK, INC.

UNAUDITED SUPPLEMENTAL INFORMATION

(in thousands, except percentages, per share amounts and ratios)

Three Months Ended
June 30,	March 31,	June 30,
2021	2021	2020
Revenue:
Contract operations	$163,865	$166,034	$187,949
Aftermarket services	31,750	29,397	32,367
Total revenue	$195,615	$195,431	$220,316

Gross margin (1):
Contract operations	$102,478	$104,669	$124,559
Aftermarket services	4,260	3,614	3,681
Total gross margin	$106,738	$108,283	$128,240

Gross margin percentage:
Contract operations	63%	63%	66%
Aftermarket services	13%	12%	11%
Total gross margin percentage	55%	55%	58%

Selling, general and administrative	$26,077	$25,084	$28,745
% of revenue	13%	13%	13%

Adjusted EBITDA (1)	$87,045	$97,914	$100,509
% of revenue	44%	50%	46%

Capital expenditures	$27,210	$11,539	$41,343
Proceeds from sale of property, plant and equipment and other assets	(9,691)	(27,282)	(2,528)
Net capital expenditures	$17,519	$(15,743)	$38,815

Total available horsepower (at period end) (2)	4,041	4,067	4,203
Total operating horsepower (at period end) (3)	3,295	3,329	3,613
Average operating horsepower	3,316	3,360	3,752
Horsepower utilization:
Spot (at period end)	82%	82%	86%
Average	82%	82%	86%

Dividend declared for the period per share	$0.145	$0.145	$0.145
Dividend declared for the period to all shareholders	$22,404	$22,406	$22,229
Cash available for dividend coverage (4)	1.9	x	2.8	x	2.6	x

Free cash flow (5)	$31,678	$94,073	$29,398
Free cash flow after dividend (5)	$9,347	$71,918	$7,222

(1)	Management believes gross margin and Adjusted EBITDA provide useful information to investors because these non-GAAP measures, when viewed with our GAAP results and accompanying reconciliations, provide a more complete understanding of our performance than GAAP results alone. Management uses these non-GAAP measures as supplemental measures to review current period operating performance, comparability measures and performance measures for period-to-period comparisons.
(2)	Defined as idle and operating horsepower. New compressor units completed by a third party manufacturer that have been delivered to us are included in the fleet.
(3)	Defined as horsepower that is operating under contract and horsepower that is idle but under contract and generating revenue such as standby revenue.
(4)	Defined as cash available for dividend divided by dividends declared for the period.
(5)	Management believes free cash flow and free cash flow after dividend provide useful information to investors because these non-GAAP measures, when viewed with our GAAP results and accompanying reconciliations, provide a more complete understanding of our performance and the amount of cash that is available for dividends, debt repayment and other general corporate purposes.

	June 30,	March 31,	June 30,
	2021	2021	2020
Balance Sheet
Long-term debt (1)	$1,612,490	$1,619,238	$1,807,937
Total equity	913,821	923,124	950,873

(1)	Carrying values are shown net of unamortized debt discount, premium and deferred financing costs.

ARCHROCK, INC.

UNAUDITED SUPPLEMENTAL INFORMATION

(in thousands)

	Three Months Ended
	June 30,	March 31,	June 30,
	2021	2021	2020
Reconciliation of Net Income (Loss) to Adjusted EBITDA and Gross Margin
Net income (loss)	$8,752	$4,169	$(30,381)
Depreciation and amortization	44,193	45,712	48,849
Long-lived and other asset impairment	2,960	7,073	55,210
Restructuring charges	743	897	2,408
Interest expense	25,958	31,245	25,778
Debt extinguishment loss	—	—	3,971
Stock-based compensation expense	3,178	2,663	2,772
Indemnification income, net (1)	—	(869)	(7)
Provision for (benefit from) income taxes	1,261	7,024	(8,091)
Adjusted EBITDA (2)	87,045	97,914	100,509
Selling, general and administrative	26,077	25,084	28,745
Stock-based compensation expense	(3,178)	(2,663)	(2,772)
Indemnification income, net (1)	—	869	7
(Gain) loss on sale of assets, net	(3,124)	(11,032)	2,189
Other income, net	(82)	(1,889)	(438)
Gross margin (2)	$106,738	$108,283	$128,240

(1)	Represents the net income earned or net expense incurred pursuant to indemnification provisions of our separation and distribution and tax matters agreements with Exterran Corporation.
(2)	Management believes Adjusted EBITDA and gross margin provide useful information to investors because these non-GAAP measures, when viewed with our GAAP results and accompanying reconciliations, provide a more complete understanding of our performance than GAAP results alone. Management uses these non-GAAP measures as supplemental measures to review current period operating performance, comparability measures and performance measures for period-to-period comparisons.

ARCHROCK, INC.

UNAUDITED SUPPLEMENTAL INFORMATION

(in thousands)

	Three Months Ended
	June 30,	March 31,	June 30,
	2021	2021	2020
Reconciliation of Net Income (Loss) to Adjusted EBITDA and Cash Available for Dividend
Net income (loss)	$8,752	$4,169	$(30,381)
Depreciation and amortization	44,193	45,712	48,849
Long-lived and other asset impairment	2,960	7,073	55,210
Restructuring charges	743	897	2,408
Interest expense	25,958	31,245	25,778
Debt extinguishment loss	—	—	3,971
Stock-based compensation expense	3,178	2,663	2,772
Indemnification income, net	—	(869)	(7)
Provision for (benefit from) income taxes	1,261	7,024	(8,091)
Adjusted EBITDA (1)	87,045	97,914	100,509
Less: Maintenance capital expenditures	(13,015)	(8,362)	(8,965)
Less: Other capital expenditures	(5,814)	(2,343)	(9,086)
Less: Cash tax payment	(601)	(4)	—
Less: Cash interest expense	(25,169)	(25,486)	(24,422)
Cash available for dividend (2)	$42,446	$61,719	$58,036

(1)	Management believes Adjusted EBITDA provides useful information to investors because this non-GAAP measure, when viewed with our GAAP results and accompanying reconciliations, provides a more complete understanding of our performance than GAAP results alone. Management uses this non-GAAP measure as a supplemental measure to review current period operating performance, comparability measure and performance measure for period-to-period comparisons.
(2)	Management uses cash available for dividend as a supplemental performance measure to compute the coverage ratio of estimated cash flows to planned dividends.

ARCHROCK, INC.

UNAUDITED SUPPLEMENTAL INFORMATION

(in thousands)

	Three Months Ended
	June 30,	March 31,	June 30,
	2021	2021	2020
Reconciliation of Cash Flows From Operating Activities to Cash Available for Dividend
Net cash provided by operating activities	$49,062	$77,555	$67,945
Inventory write-downs	(293)	(218)	(413)
(Provision for) benefit from credit losses	439	(224)	(1,530)
Gain (loss) on sale of assets, net	3,124	11,032	(2,189)
Current income tax provision (benefit)	(142)	432	60
Cash tax payment	(601)	(4)	—
Amortization of operating lease ROU assets	(941)	(950)	(846)
Amortization of contract costs	(5,161)	(5,591)	(6,851)
Deferred revenue recognized in earnings	2,720	2,328	5,027
Cash restructuring charges	743	897	2,307
Indemnification income, net	—	(869)	(7)
Changes in assets and liabilities	13,419	(10,889)	13,283
Maintenance capital expenditures	(13,015)	(8,362)	(8,965)
Other capital expenditures	(5,814)	(2,343)	(9,086)
Payments for settlement of interest rate swaps that include financing elements	(1,094)	(1,075)	(699)
Cash available for dividend (1)	$42,446	$61,719	$58,036

(1)	Management uses cash available for dividend as a supplemental performance measure to compute the coverage ratio of estimated cash flows to planned dividends.

ARCHROCK, INC.

UNAUDITED SUPPLEMENTAL INFORMATION

(in thousands)

	Three Months Ended
	June 30,	March 31,	June 30,
	2021	2021	2020
Reconciliation of Cash Flows From Operating Activities to Free Cash Flow and Free Cash Flow After Dividend
Net cash provided by operating activities	$49,062	$77,555	$67,945
Net cash provided by (used in) investing activities	(17,384)	16,518	(38,547)
Free cash flow (1)	31,678	94,073	29,398
Dividends paid to stockholders	(22,331)	(22,155)	(22,176)
Free cash flow after dividend (1)	$9,347	$71,918	$7,222

(1)	Management believes free cash flow and free cash flow after dividend provide useful information to investors because these non-GAAP measures, when viewed with our GAAP results and accompanying reconciliations, provide a more complete understanding of our performance and the amount of cash that is available for dividends, debt repayment and other general corporate purposes.

ARCHROCK, INC.

UNAUDITED SUPPLEMENTAL INFORMATION

(in thousands)

	Annual Guidance Range
	2021
	Low	High
Reconciliation of Net Income to Adjusted EBITDA
Net income (1)	$19,000	$34,000
Depreciation and amortization	178,000	178,000
Interest expense	108,000	108,000
Stock-based compensation expense	11,000	11,000
Long-lived and other asset impairment	10,000	10,000
Provision for income taxes	13,000	13,000
Other expense	1,000	1,000
Adjusted EBITDA (2)	340,000	355,000
Less: Maintenance capital expenditures	(40,000)	(45,000)
Less: Other capital expenditures	(10,000)	(11,000)
Less: Cash interest expense	(97,000)	(97,000)
Cash available for dividend (3)(4)	$193,000	$202,000

(1)	2021 annual guidance for net income includes $10.0 million of long-lived and other asset impairments and $1.6 million of restructuring charges as of June 30, 2021, but does not include the impact of any such future costs, because due to their nature, they cannot be accurately forecasted. Such costs do not impact Adjusted EBITDA or cash available for dividend, however they are reconciling items between these measures and net income. Long-lived and other asset impairment for our full years 2020 and 2019 was $79.6 million and $44.7 million, respectively.
(2)	Management believes Adjusted EBITDA provides useful information to investors because this non-GAAP measure, when viewed with our GAAP results and accompanying reconciliations, provides a more complete understanding of our performance than GAAP results alone. Management uses this non-GAAP measure as a supplemental measure to review current period operating performance, comparability measure and performance measure for period-to-period comparisons.
(3)	Management uses cash available for dividend as a supplemental performance measure to compute the coverage ratio of estimated cash flows to planned dividends.
(4)	A forward-looking estimate of cash provided by operating activities is not provided because certain items necessary to estimate cash provided by operating activities, including changes in assets and liabilities, are not estimable at this time. Changes in assets and liabilities were $19.1 million and $10.4 million for our full years 2020 and 2019, respectively.